                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               PULTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                               PULTE CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 6, 1999

To the Shareholders of Pulte Corporation:

     The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 103, 811 West Square Lake Road, Troy, Michigan, on Thursday, May 6, 1999, at 10:00 a.m., Eastern Daylight Time, to consider and act upon the following matters:

     (1) The election of three directors.

     (2) Such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 11, 1999 will be entitled to vote at the meeting.

     Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. If you attend the meeting, you may withdraw your proxy and vote your own shares.

     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1998 accompanies this Notice.

                                          By Order of the Board of Directors

                                          JOHN R. STOLLER
                                          Secretary

Bloomfield Hills, Michigan
March 31, 1999

                               PULTE CORPORATION
                     33 BLOOMFIELD HILLS PARKWAY, SUITE 200
                        BLOOMFIELD HILLS, MICHIGAN 48304

                            ------------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD MAY 6, 1999

GENERAL INFORMATION

     The Annual Meeting of Shareholders of Pulte Corporation (the "Company") will be held at the Michigan State University Management Education Center, Room 103, 811 West Square Lake Road, Troy, Michigan, on Thursday, May 6, 1999, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is March 31, 1999.

     It is important that your shares be represented at the meeting. If it is impossible for you to attend the meeting, please sign and date the enclosed proxy and return it to the Company. The proxy is solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Annual Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. Any person giving a proxy has the power to revoke it any time before it is voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     Only holders of record of shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on March 11, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments of the Annual Meeting. Each share of Common Stock has one vote. On the Record Date, there were issued and outstanding 43,244,180 shares of Common Stock.

     The following table sets forth information with respect to persons known to the Company to be the beneficial owners of more than five percent of the outstanding Common Stock:

                                                                                     PERCENT OF OUTSTANDING
                                                                                     SHARES OF COMMON STOCK
                  NAME AND ADDRESS                          AMOUNT AND NATURE         AS OF MARCH 12, 1999
                 OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP     (THE "OWNERSHIP DATE")
                 -------------------                     -----------------------     ----------------------
William J. Pulte.....................................          10,862,113(a)                  25.1
  33 Bloomfield Hills Parkway, Suite 200
  Bloomfield Hills, MI 48304

FMR Corp. ...........................................           3,038,744(b)                   7.0
  82 Devonshire Street
  Boston, MA 02109(b)

---------------
(a) Includes 249,200 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of March 12, 1999 (the "Ownership Date") pursuant to the Company's stock option plans, 947,276 shares of Common Stock that Mr. Pulte directly owns jointly with his wife, 9,631,980 shares of Common Stock which are owned by various testamentary trusts of which Mr. Pulte is the sole trustee and income beneficiary, and 33,657 shares of Common Stock representing Mr. Pulte's share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. Mr. Pulte has voting power but not investment power with respect to nine of these shares of Common Stock held by the Pulte Corporation Stock Fund. Mr. Pulte owns units of the Pulte Corporation Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time.

(b) This information is based on a Schedule 13G dated February 1, 1999 which was filed by FMR Corp. on behalf of itself, Fidelity Management & Research Company, Fidelity Magellan Fund, Edward C. Johnson 3rd and Abigail P. Johnson. According to such Schedule 13G: (i) Edward C. Johnson 3rd and FMR Corp. have sole voting power over 82,844 shares and sole investment power over 3,038,744 shares; and (ii) the Boards of Trustees of the various Fidelity Fund investment companies have sole voting control over 2,955,900 shares.

                            I. ELECTION OF DIRECTORS

     The Board of Directors proposes that Robert K. Burgess, Ralph L. Schlosstein and John J. Shea be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2002 or, in each case, until his successor is elected and qualified.

     The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. The three nominees for a term expiring in 2002 receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. The following information is furnished with respect to each nominee for election as a director, with respect to each director whose term of office as a director will continue after this meeting, with respect to each executive officer of the Company named in the Summary Compensation Table below and with respect to all named directors and all executive officers of the Company, as a group:

                                                                                             PERCENTAGE OF
                                                                                              OUTSTANDING
                                                                          SHARES OF            SHARES OF
                                                                         COMMON STOCK        THE COMPANY'S
                                                POSITIONS AND           OF THE COMPANY        COMMON STOCK
                                               OFFICES WITH THE       BENEFICIALLY OWNED   BENEFICIALLY OWNED
          NAME AND YEAR                       COMPANY AND OTHER           AS OF THE            AS OF THE          TERM
     FIRST BECAME A DIRECTOR        AGE     PRINCIPAL OCCUPATIONS     OWNERSHIP DATE(A)      OWNERSHIP DATE     TO EXPIRE
     -----------------------        ---     ---------------------     ------------------   ------------------   ---------
                                           NOMINEES FOR ELECTION AS DIRECTORS
Robert K. Burgess (1985)..........  54    Chairman of the Board and
                                          Chief Executive Officer of
                                          the Company                     741,061(b)               1.7            2002
Ralph L. Schlosstein (1996).......  48    President of BlackRock,
                                          Inc.                             14,200(c)                 *            2002
John J. Shea (1995)...............  61    Retired Vice Chairman,
                                          President and Chief
                                          Executive Officer of
                                          Spiegel, Inc.                     9,200(d)                 *            2002

                                             DIRECTORS CONTINUING IN OFFICE
Debra J. Kelly-Ennis (1997).......  42    Brand Manager, Truck
                                          Division, General Motors
                                          Corporation                      10,004(e)                 *            2000
David N. McCammon (1997)..........  64    Retired Vice President of
                                          Finance of Ford Motor
                                          Company                           9,200(f)                 *            2001

                                                                                             PERCENTAGE OF
                                                                                              OUTSTANDING
                                                                          SHARES OF            SHARES OF
                                                                         COMMON STOCK        THE COMPANY'S
                                                POSITIONS AND           OF THE COMPANY        COMMON STOCK
                                               OFFICES WITH THE       BENEFICIALLY OWNED   BENEFICIALLY OWNED
          NAME AND YEAR                       COMPANY AND OTHER           AS OF THE            AS OF THE          TERM
     FIRST BECAME A DIRECTOR        AGE     PRINCIPAL OCCUPATIONS     OWNERSHIP DATE(A)      OWNERSHIP DATE     TO EXPIRE
     -----------------------        ---     ---------------------     ------------------   ------------------   ---------
William J. Pulte (1956)...........  66    Chairman of the Executive
                                          and Nominating Committee
                                          of the Board of Directors
                                          of the Company               10,862,113(g)              25.1            2001
Alan E. Schwartz (1972)...........  73    Partner of the law firm of
                                          Honigman Miller Schwartz
                                          and Cohn, which firm
                                          serves as counsel to the
                                          Company                          64,200(h)                 *            2000
Francis J. Sehn (1995)............  80    Chief Executive Officer of
                                          the Fran Sehn Company            11,200(i)                 *            2001

                                                OTHER EXECUTIVE OFFICERS

Roger A. Cregg....................  42    Senior Vice President and
                                          Chief Financial Officer of
                                          the Company                       5,250(j)                 *
Mark J. O'Brien...................  56    President and Chief
                                          Operating Officer of the
                                          Company                          63,821(k)                 *
Michael A. O'Brien................  46    Senior Vice President --
                                          Corporate Development of
                                          the Company                      85,378(l)                 *
All nominees for director, all continuing directors and all
  executive officers, as a group (15 persons).......................   12,033,143(m)              27.8

---------------
 *  Less than 1%.

(a) All directors and executive officers named herein have sole voting power and sole investment power with respect to shares of Common Stock beneficially owned, except as otherwise noted below.

(b) Includes 709,100 shares of Common Stock that Mr. Burgess has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans, 2,948 shares of Common Stock held in an IRA account for the benefit of Mr. Burgess, 7,242 shares of Common Stock owned by Mr. Burgess jointly with his wife, and 21,771 shares of Common Stock representing Mr. Burgess's share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. Mr. Burgess has voting power but not investment power with respect to nine of these shares of Common Stock held by the Pulte Corporation Stock Fund. Mr. Burgess owns units of the Pulte Corporation Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time.

(c) Includes 8,000 shares of Common Stock that Mr. Schlosstein has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans. In addition to the shares listed above, Mr. Schlosstein has acquired phantom stock units that are to be settled in cash under Pulte Corporation Deferred Compensation Agreements for Non-employee Directors. As of the Ownership Date, Mr. Schlosstein owned 4,848 phantom stock units under these agreements.

(d) Includes 4,000 shares of Common Stock that Mr. Shea has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans.

(e) Includes 8,000 shares of Common Stock that Ms. Kelly-Ennis has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans. In addition to the shares listed above, Ms. Kelly-Ennis has acquired phantom stock units that are to be settled in cash under Pulte Corporation Deferred Compensation Agreements for Non-employee Directors. As of the Ownership Date, Ms. Kelly-Ennis owned 290 phantom stock units under these agreements.

(f) Includes 8,000 shares of Common Stock that Mr. McCammon has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans. In addition to the shares listed above, Mr. McCammon has acquired phantom stock units that are to be settled in cash under Pulte Corporation Deferred Compensation Agreements for Non-employee Directors. As of the Ownership Date, Mr. McCammon owned 1,315 phantom stock units under these agreements.

(g) Includes 249,200 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans, 947,276 shares of Common Stock that Mr. Pulte directly owns jointly with his wife, 9,631,980 shares of Common Stock which are owned by various testamentary trusts of which Mr. Pulte is the sole trustee and income beneficiary, and 33,657 shares of Common Stock representing Mr. Pulte's share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. Mr. Pulte has voting power but not investment power with respect to nine of these shares of Common Stock held by the Pulte Corporation Stock Fund. Mr. Pulte owns units of the Pulte Corporation Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time.

(h) Includes 8,000 shares of Common Stock that Mr. Schwartz has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans.

(i) Includes 4,000 shares of Common Stock that Mr. Sehn has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans. In addition to the shares listed above, Mr. Sehn has acquired phantom stock units that are to be settled in cash under Pulte Corporation Deferred Compensation Agreements for Non-employee Directors. As of the Ownership Date, Mr. Sehn owned 1,402 phantom stock units under these agreements.

(j) Includes 5,250 shares of Common Stock held in an IRA account for the benefit of Mr. Cregg.

(k) Includes 60,000 shares of Common Stock that Mr. O'Brien has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans and 3,821 shares of Common Stock representing Mr. O'Brien's share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. Mr. O'Brien has voting power but not investment power with respect to nine of these shares of Common Stock held by the Pulte Corporation Stock Fund. Mr. O'Brien owns units of the Pulte Corporation Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time.

(l) Includes 83,000 shares of Common Stock that Mr. O'Brien has the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans, 200 shares of Common Stock owned in a family trust of which Mr. O'Brien is a beneficiary, and 2,178 shares of Common Stock representing Mr. O'Brien's share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. Mr. O'Brien has voting power but not investment power with respect to nine of these shares of Common Stock held by the Pulte Corporation Stock Fund. Mr. O'Brien owns units of the Pulte Corporation Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time.

(m) Includes 1,297,300 shares of Common Stock that directors and executive officers of the Company have the right to acquire within 60 days of the Ownership Date pursuant to the Company's stock option plans, 8,399 shares of Common Stock held in IRA accounts, 954,518 shares owned jointly with spouses, the shares owned by various trusts referenced in (g) and (l) above, and 62,742 shares of Common Stock representing the executives' share of the Common Stock held by the Pulte Corporation Stock Fund of the Pulte Home Corporation Investment Savings Plus Plan (401(k) plan) as of the Ownership Date. The executive officers have voting power but not investment power with respect to 72 of these shares of Common Stock held by the Pulte Corporation Stock Fund. They own units of the Pulte Corporation

    Stock Fund. The Fund consists of cash and Common Stock in amounts that vary from time to time. In addition to the shares listed above, directors as of the Ownership Date owned 7,855 phantom stock units as referenced in (c),
    (e), (f), and (i) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Ms. Kelly-Ennis inadvertently filed a late report with respect to a total of 800 shares of Company Common Stock reflecting three separate purchases and the dividends therefrom reinvested in the Stock.

OTHER INFORMATION RELATING TO DIRECTORS

     The following is a brief account of the business experience during the past five years of each member or nominee of the Board of Directors of the Company.

     Mr. Burgess was appointed Chairman of the Board of Directors of the Company in January 1999. He has served as Chief Executive Officer of the Company since January 1993, and served as President of the Company from October 1985 to January 1999. He is a director of the Amerisure Companies.

     Mr. Schlosstein is President of BlackRock, Inc., an investment management firm. Mr. Schlosstein is a Director of The BlackRock Income Trust, Inc., The BlackRock Target Term Trust, Inc., The BlackRock Advantage Term Trust, Inc., The BlackRock Strategic Term Trust, Inc., The BlackRock Municipal Target Term Trust, Inc., The BlackRock North American Government Income Trust, Inc., The BlackRock Insured Municipal Term Trust, Inc., The BlackRock Investment Quality Term Trust, Inc., The BlackRock 2001 Term Trust, Inc., The BlackRock Insured Municipal 2008 Term Trust, Inc., The BlackRock California Insured Municipal 2008 Term Trust, Inc., The BlackRock New York Insured Municipal 2008 Term Trust, Inc., The BlackRock Florida Insured Municipal 2008 Term Trust, The BlackRock 1999 Term Trust, Inc., The BlackRock Investment Quality Municipal Trust, Inc., The BlackRock Florida Investment Quality Municipal Trust, Inc., The BlackRock California Investment Quality Municipal Trust, Inc., The BlackRock New York Investment Quality Municipal Trust, Inc., The BlackRock New Jersey Investment Quality Municipal Trust, Inc., The BlackRock Broad Investment Grade 2009 Term Trust, Inc. and The BlackRock High Yield Trust, Inc.

     Mr. Shea was Vice Chairman of the Board of Directors, President and Chief Executive Officer of Spiegel, Inc., an international multichannel specialty retailer, until his retirement in 1998. Mr. Shea is a director of Nalco, Inc.

     Ms. Kelly-Ennis has been Brand Manager, Truck Division, of General Motors Corporation since March 1999. Previously, she was Vice President and General Manager of the Household Products Division of Sunbeam Corporation since 1998. Prior to that, she was Senior Vice President, Marketing, of Gerber Products Company, a division of Novartis Corporation, since 1995. Prior to that, she was Vice President, Marketing, of the Alpo Petfood Division of Grand Metropolitan PLC. She is a director of Westminster Cracker Company.

     Mr. McCammon was Vice President of Finance of Ford Motor Company until his retirement in 1997. He is a director of Stone & Webster, Incorporated.

     Mr. Pulte was appointed Chairman of the Executive and Nominating Committee of the Board of Directors of the Company in January 1999. Prior to that, he served as Chairman of the Board of the Company since January 1991. Mr. Pulte served as Co-Chairman of the Executive Committee of the Board of Directors of the Company from April 1990 through March 1995.

     Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn, Detroit, Michigan, which serves as counsel to the Company and its subsidiaries. It is expected that such law firm will continue to be retained by the Company and its subsidiaries in the current fiscal year. Mr. Schwartz is a director of The Detroit Edison Company, DTE Energy Company and Handleman Company.

     Mr. Sehn is Chief Executive Officer of the Fran Sehn Company, an international engineering consulting service.

     During 1998, the Board of Directors held five meetings and acted by written consent on two other occasions.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Audit Committee, the current members of which are Debra J. Kelly-Ennis, David N. McCammon and Ralph L. Schlosstein. During 1998, the Audit Committee held three meetings and had informal discussions in lieu of additional meetings. The duties of the Audit Committee are, briefly: recommending to the Board of Directors the engaging and discharging of the Company's independent auditors; reviewing with the independent auditors the scope and results of the audit; approving professional services to be provided by the independent auditors, including the fee arrangement; reviewing the Company's internal auditing, accounting and financial controls; and reviewing the Company's accounting principles and practices.

     The Company has a standing Compensation Committee, the current members of which are Francis J. Sehn and John J. Shea. During 1998, the Compensation Committee met six times and had informal discussions in lieu of additional meetings. The duties of the Compensation Committee are, briefly: establishing compensation arrangements for key executives and directors, as authorized by the Board of Directors; recommending to the Board compensation plans in which officers or directors are eligible to participate; and administration of the Company's long-term compensation and stock option plans, including granting of options thereunder.

     The Company has a standing Executive and Nominating Committee, the current members of which are William J. Pulte, Robert K. Burgess, Alan E. Schwartz and Francis J. Sehn. During 1998, the Executive and Nominating Committee had informal discussions in lieu of meetings. Between meetings of the Board of Directors, the Committee may exercise the powers and authority of the Board except as limited by the Company's Bylaws. The Committee also considers the performance of incumbent directors and recommends nominees for election as directors. The Committee will consider nominees for directors recommended by shareholders, if such nominations are made in accordance with the Company's Bylaws. Shareholders desiring to recommend nominees for directors for the Annual Meeting to be held in 2000 should submit such recommendations to the Chairman of the Board at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, no later than November 30, 1999.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

  Summary Compensation Table

     The following table sets forth information for each of the fiscal years ended December 31, 1998, 1997 and 1996 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                     ANNUAL COMPENSATION                 COMPENSATION
                                             -----------------------------------    -----------------------
                                                                                      AWARDS       PAYOUTS
                                                                         OTHER      ----------    ---------    ALL OTHER
                                                                        ANNUAL        SHARES        LTIP        COMPEN-
            NAME AND                                                    COMPEN-     UNDERLYING     PAYOUTS      SATION
       PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)     SATION($)    OPTIONS(#)       ($)        ($)(4)
       ------------------            ----    ---------    --------     ---------    ----------     -------     ---------
William J. Pulte.................    1998     565,385     1,150,000      -0-          -0-            -0-          1,500
  Chairman of the Executive and      1997     400,000       650,000      -0-          -0-            -0-          1,500
  Nominating Committee of the        1996     400,000       450,000      -0-          -0-            -0-          1,500
  Board
Robert K. Burgess................    1998     565,385     1,150,000      -0-          -0-         3,124,112(3)    1,500
  Chairman of the Board and          1997     400,000       650,000     50,639(2)     -0-         1,978,364(3)    1,500
  Chief Executive Officer            1996     400,000       450,000      -0-          -0-            -0-          1,500
Mark J. O'Brien..................    1998     375,000       819,500      -0-          -0-            -0-          1,500
  President and Chief Operating      1997     260,000       600,000      -0-          24,000      1,061,957(3)    1,500
  Officer                            1996     250,000       500,000      -0-          -0-            -0-          1,500

                                                                                           LONG TERM
                                                     ANNUAL COMPENSATION                 COMPENSATION
                                             -----------------------------------    -----------------------
                                                                                      AWARDS       PAYOUTS
                                                                         OTHER      ----------    ---------    ALL OTHER
                                                                        ANNUAL        SHARES        LTIP        COMPEN-
            NAME AND                                                    COMPEN-     UNDERLYING     PAYOUTS      SATION
       PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)     SATION($)    OPTIONS(#)       ($)        ($)(4)
       ------------------            ----    ---------    --------     ---------    ----------     -------     ---------
Roger A. Cregg...................    1998     294,231       275,000      -0-         100,000         -0-        148,153
  Senior Vice President and          1997       --           --          --            --            --           --
  Chief Financial Officer(1)         1996       --           --          --            --            --           --
Michael A. O'Brien...............    1998     247,692       260,000      -0-          -0-            92,119(3)    1,500
  Senior Vice President --           1997     200,000       200,000      -0-          -0-            -0-          1,500
  Corporate Development              1996     175,000       150,000      -0-          -0-            -0-          1,200

---------------
(1) Mr. Cregg joined the Company in January 1998.

(2) The amount shown for Mr. Burgess for 1997 includes $38,149 for the payment of a one-time fee for a country club membership.

(3) Represents profits realized on sales of Common Stock following exercise of stock options with respect to such Common Stock.

(4) Except for Mr. Cregg, the entire amount shown represents Company matching contributions allocated to the executive officer for such year under the Company's 401(k) Plan. The amount shown for Mr. Cregg also includes $147,853 paid to him in 1998 as reimbursement in connection with his relocation in 1998.

  Option Grants in Last Fiscal Year

     The following table sets forth information concerning individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the executive officers of the Company named in the Summary Compensation Table above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                       INDIVIDUAL GRANTS                            VALUE AT ASSUMED
                                  ------------------------------------------------------------    ANNUAL RATES OF STOCK
                                    SHARES                                                         PRICE APPRECIATION
                                  UNDERLYING     % OF TOTAL OPTIONS     EXERCISE                     FOR OPTION TERM
                                   OPTIONS      GRANTED TO EMPLOYEES     PRICE      EXPIRATION    ---------------------
             NAME                 GRANTED(#)       IN FISCAL YEAR        ($/SH)        DATE       5%($)(1)    10%($)(1)
             ----                 ----------    --------------------    --------    ----------    --------    ---------
William J. Pulte..............      -0-             -0-                   --           --           --           --
Robert K. Burgess.............      -0-             -0-                   --           --           --           --
Mark J. O'Brien...............      -0-             -0-                   --           --           --           --
Roger A. Cregg................      50,000         25.15                 21.795      1/20/05      443,750     1,033,750
                                    25,000         12.58                 21.795      1/20/06      260,125       623,125
                                    25,000         12.58                 21.795      1/20/07      300,375       739,875
Michael A. O'Brien............      -0-             -0-                   --           --           --           --

---------------
(1) A 5% annual compounded increase in the Company's stock price from the date of the grant to the end of the term of each vested option would result in stock prices of $30.67 for the options expiring in 2005, $32.20 for the options expiring in 2006, and $33.81 for the options expiring in 2007. A 10% annual compounded increase in the Company's stock price from the date of the grant to the end of the term of each vested option would result in stock prices of $42.47 for the options expiring in 2005, $46.72 for the options expiring in 2006, and $51.39 for the options expiring in 2007. The amounts set forth in the table represent the cumulative realizable values of the options at these assumed stock prices, and assume that the options are exercised on the respective expiration dates.

  Aggregated Option Exercises and Fiscal Year-End Option Value Table

     The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1998 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by such persons as of December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   SHARES UNDERLYING              VALUE OF UNEXERCISED
                                  SHARES                              UNEXERCISED                     IN-THE-MONEY
                                 ACQUIRED                         OPTIONS AT FY-END(#)            OPTIONS AT FY-END($)
                                    ON            VALUE       ----------------------------    ----------------------------
            NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                -----------    -----------    -----------    -------------    -----------    -------------
William J. Pulte............       -0-            -0-           216,050          33,150        2,117,867         239,799
Robert K. Burgess...........      173,400       3,124,112       384,850         935,350        5,141,688       9,708,835
Mark J. O'Brien.............       -0-            -0-            -0-            224,000          -0-           2,264,000
Roger A. Cregg..............       -0-            -0-            -0-            100,000          -0-             617,375
Michael A. O'Brien..........       10,000          92,119        22,500         177,500          236,609       1,795,440

  Compensation of Directors

     Under the Company's standard arrangements, each non-employee director of the Company receives an annual director's fee in the amount of $20,000 and $1,500 for attendance at Board or Committee meetings. The Chairperson of each Committee also receives an annual payment of $1,000 for each Committee over which he presides. Reimbursement is made for out-of-pocket expenses incurred by any director to attend meetings. Directors may elect to defer the receipt of all or any part of their annual retainer and meeting and chairperson fees for payment in the future, as well as earnings based upon various investment alternatives (including earnings based upon the performance of Company stock).

     Non-employee directors will also be entitled to receive annual grants of
(i) options to purchase 4,000 shares of Common Stock and (ii) 600 shares of Common Stock in each of 1999 and 2000 under the Pulte Corporation 1997 Stock Plan for Non-employee Directors. Employee directors of the Company do not receive any additional compensation for services as a director.

  Transactions with Robert K. Burgess

     In 1998, the Company sold a home located in one of its residential developments to Robert K. Burgess, the Chairman of the Board and Chief Executive Officer of the Company, as well as a director of the Company. The price of the home was based on the Company's standard price list.

  Compensation Committee Interlocks and Insider Participation

     Neither of the Compensation Committee members are or ever were an officer or employee of the Company or any of its subsidiaries.

  Board Compensation Committee Report on Executive Compensation

     General. The Compensation Committee's overall compensation philosophy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentive to achieve Company goals and increase shareholder value. The Compensation Committee implements this philosophy by establishing salaries, bonuses, long-term compensation plans and stock option programs. The Compensation Committee's current policy is not to provide pension or other retirement plans for the Company's employees other than its 401(k) plan.

     Salaries. The Compensation Committee's policy is to provide salaries that in most cases are less than those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through Company research and the research of consultants concerning the salaries paid by the Company's competitors.

     Bonuses. The Compensation Committee's policy is to provide a significant portion of executive officers' total compensation through annual bonuses as incentives to achieve the Company's financial and operational goals and increase shareholder value. The Company's bonus arrangements for its executive officers are intended to make a major portion of each executive officer's compensation dependent on the Company's overall performance. Such bonuses are also intended to link executive compensation to shareholder value and to encourage the executives to act as a team. Bonuses are also intended to recognize the executive's individual contributions to the Company.

     In establishing bonuses for the executive officers in 1998, the Compensation Committee and the Board of Directors took into account the strategic and operational accomplishments of the individual and the Company, the Company's performance against Board-approved financial plans; and certain industry comparisons. Bonuses for the Company's other officers are recommended on a discretionary basis to the Compensation Committee by the Company's Chairman of the Board and Chief Executive Officer based on his evaluation of the individual's performance during the year. The Compensation Committee reviews these evaluations and, with authority delegated by the Board of Directors, establishes discretionary bonuses it deems appropriate.

     Long-Term Compensation. In order to provide management with incentive to achieve the long-term growth and profitability goals of the Company, in 1995 the Compensation Committee and the Board approved a Long-Term Compensation Plan for the key employees of the Company and its subsidiaries. The Long-Term Compensation Plan was approved by the shareholders of the Company at the 1996 Annual Meeting of the Company's shareholders. The Long-Term Compensation Plan establishes certain Company performance thresholds for the period between January 1, 1996 and December 31, 1999. These performance thresholds must be met or exceeded in order for the key employees to earn an award. In general, the thresholds relate to "economic profit" (i.e., earnings before interest and taxes, minus an amount which is based upon the Company's cost of capital employed in operating its business). The maximum award for any employee under the Long-Term Compensation Plan is $4.7 million.

     Stock Options. The Compensation Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance and growth of the Company, to join the interests of participants with the interests of shareholders of the Company, and to attract and retain qualified employees. The Compensation Committee's policy has generally been to grant options with a term of 10 years (in certain cases, with portions exercisable over shorter periods) to provide a long-term incentive, and to fix the exercise price of the options at or in excess of the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

     1998 Compensation Decisions Regarding Robert K. Burgess. The Compensation Committee approved a $1,150,000 bonus for Mr. Burgess for calendar 1998. The bonus was based on the Company's financial and operational performance. The Company substantially increased its gross revenues, net income, return on equity, closings and net new orders from 1997 levels. The Company also made considerable progress in the implementation of various process improvement methodologies and certain key business initiatives. In addition, the Company completed several key strategic acquisitions. Mr. Burgess did not participate in the approval of his own compensation, but did participate in the discussion of the Company's performance for 1998.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers, and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

     The Company believes that stock options currently outstanding or subsequently granted under the Company's existing stock option plans either comply with Section 162(m) or are not subject to the requirements of the statute. The Company currently intends to structure future stock option grants in a manner that complies with Section 162(m). As a result of certain modifications to the Long-Term Compensation Plan, the Long-Term Compensation Plan may not qualify for the exception for performance-based compensation under
Section 162(m). The discretionary annual bonuses paid to executive officers with respect to 1998, as described under "Bonuses" above, were not structured to comply with Section 162(m). Such bonuses do not meet Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." Although the Company believes the annual discretionary bonuses, as currently structured, best serve the interests of the Company and its shareholders by allowing the Company to recognize an executive officer's contribution as appropriate, the Compensation Committee may in the future structure all or a portion of the bonus compensation for certain executive officers to comply with Section 162(m).

                                          By the Compensation Committee

                                          Francis J. Sehn
                                          John J. Shea

PERFORMANCE GRAPH

     The following line graph compares for the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 (i) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, dividend by the initial share price, expressed as a percentage) on the Company's Common Stock, with (ii) the cumulative total return of the Standard & Poor's 500 Stock Index, and with (iii) the cumulative total return on the common stock of publicly-traded peer issuers deemed by the Company to be its principal competitors in its homebuilding line of business (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG PULTE CORPORATION, S&P 500 INDEX AND PEER INDEX
                         FISCAL YEAR ENDING DECEMBER 31
[PERFORMANCE GRAPH]

                                                    PULTE CORPORATION             S&P 500 INDEX               PEER INDEX**
                                                    -----------------             -------------               ------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                    64.00                      101.00                       60.00
'1995'                                                    95.00                      139.00                       90.00
'1996'                                                    87.00                      171.00                       89.00
'1997'                                                   119.00                      229.00                      129.00
'1998'                                                   160.00                      294.00                      156.00

------------------------------------------------------------------------------------------------------------
                                     1993        1994        1995        1996        1997        1998
------------------------------------------------------------------------------------------------------------
 Pulte Corporation                    100          64          95          87         119         160
------------------------------------------------------------------------------------------------------------
 S&P 500 Index                        100         101         139         171         229         294
------------------------------------------------------------------------------------------------------------
 Peer Index**                         100          60          90          89         129         156
------------------------------------------------------------------------------------------------------------

 * Assumes $100 invested on January 1, 1993 and the reinvestment of dividends.

** Includes Centex Corporation, D.R. Horton Inc., Del Webb Corporation,
   Hovnanian Enterprises, Inc., Kaufman & Broad Home Corporation, Lennar Corporation, The Ryland Group, Inc., Standard Pacific Corporation, and Toll Brothers, Inc. UDC Homes, Inc. and Continental Homes Holding Corporation, both of which previously appeared in the index, have been excluded. UDC Homes, Inc. ceased to be publicly traded in 1995. D. R. Horton Inc., which acquired Continental Homes Holding Corporation in 1998, has been added to the index.

                               II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITOR

     Ernst & Young LLP is the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Board of Directors. The Board of Directors has reappointed Ernst & Young LLP as independent auditor for the year ending December 31, 1999.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives will also be available to respond to appropriate questions.

OTHER PROPOSALS

     Neither the Company nor the members of its Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

     A shareholder proposal that is intended to be presented at the Annual Meeting of Shareholders to be held in 2000 must be received by the Company at its principal executive offices, 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan, 48304, Attention: Secretary by December 2, 1999 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

     The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than February 15, 2000 to be considered timely. Such proposals should be sent to the Company's Secretary at the Company's principal executive offices, 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, MI 48304 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          JOHN R. STOLLER
                                          Secretary

March 31, 1999

                                                                     PHMCM-PS-99

                               PULTE CORPORATION

         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE CORPORATION
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 6, 1999


William J. Pulte and Robert K. Burgess, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent and vote the stock of the undersigned as the undersigned's proxy at the Annual Meeting of Shareholders to be held May 6, 1999, and at any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY CARD.

--------------------------------------------------------------------------------
|    PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING    |
|       THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE         |
|                        UNITED STATES OF AMERICA.                             |
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
| Please sign this Proxy exactly as your name(s) appear(s) on the books of the |
| Company. Joint owners should each sign personally. Trustees and other        |
| fiduciaries should indicate the capacity in which they sign, and where more | | than one name appears, a majority must sign. If a corporation, this signature| | should be that of an authorized officer who should state his or her title. |
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGES?                    DO YOU HAVE ANY COMMENTS?

---------------------------------            -----------------------------------

---------------------------------            -----------------------------------

---------------------------------            -----------------------------------

PLEASE MARK VOTES
AS IN THIS EXAMPLE


                               PULTE CORPORATION


The undersigned hereby acknowledges receipt of the notice of said Annual Meeting of Shareholders, the proxy statement relating thereto and the Annual Report for 1998.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such stock, and hereby ratifies and confirms all that said attorneys and proxies, or other substitutes, may do by virtue hereof. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

The signature of shareholder should correspond exactly with the name stenciled hereon. Joint owners should sign individually. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

1.   The Election of three Directors for terms expiring in 2002.


                                             For All     With-     For All
                                             Nominees    held      Except

          ROBERT K. BURGESS                   [    ]     [   ]      [   ]
          RALPH L. SCHLOSSTEIN                [    ]     [   ]      [   ]
          JOHN J. SHEA                        [    ]     [   ]      [   ]


     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.



     Mark box at right if an address change or comment has been noted on the
     reverse side of this card.                                     [   ]


RECORD DATE SHARES:


                                                  --------------------------
     Please be sure to sign and date this Proxy.  |    Date:               |
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